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                                                                    EXHIBIT 4(A)

                                AMENDMENT NO. 6
                         TO LOAN AND LETTER OF CREDIT
                            REIMBURSEMENT AGREEMENT
                            -----------------------


     THIS AMENDMENT NO. 6 ("Amendment No. 6") is made effective as of the 29th day of June, 1998, among UNITOG COMPANY, a Delaware corporation (the "Company"), UNITOG RENTAL SERVICES, INC., a California corporation ("Rental") (Company and Rental being sometimes collectively referred to herein as the "Borrowers" or individually as a "Borrower"), UMB Bank, n.a., f/k/a United Missouri Bank, N.A., Kansas City, Missouri, a national banking association ("UMB"), HARRIS TRUST AND SAVINGS BANK, Chicago, Illinois, an Illinois banking corporation ("Harris"), THE FIRST NATIONAL BANK OF CHICAGO, Chicago, Illinois, a national banking association ("First Chicago") (UMB, Harris and First Chicago being sometimes collectively referred to herein as the "Banks" or individually as a "Bank") and UMB Bank, n.a., f/k/a United Missouri Bank, N.A., Kansas City, Missouri, a national banking association, as agent for the Banks herein (in such capacity, the "Agent").

                                   RECITALS
                                   --------

     WHEREAS, the Borrowers, UMB, Harris, NBD BANK, Detroit, Michigan, a Michigan banking corporation ("NBD"), and the Agent entered into a Loan and Letter of Credit Reimbursement Agreement (the "Agreement") dated September 10, 1993, the terms of which were modified and amended by Amendment No. 1 to Loan and Letter of Credit Reimbursement Agreement ("Amendment No. 1") dated December 29, 1994, and further modified and amended by Amendment No. 2 to Loan and Letter of Credit Reimbursement Agreement ("Amendment No. 2") dated November 9, 1995, Amendment No. 3 to Loan and Letter of Credit Reimbursement Agreement ("Amendment No. 3") dated effective February 1, 1996, Amendment No. 4 to Loan and Letter of Credit Reimbursement Agreement ("Amendment No. 4") dated effective November 25, 1996, and Amendment No. 5 to Loan and Letter of Credit Reimbursement Agreement dated effective October 6, 1997 ("Amendment No. 5"), each executed by the Borrowers, the Banks and the Agent (the Agreement, as modified and amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 and Amendment No. 5, herein the "Loan Agreement"); and

     WHEREAS, by Assignment Agreement dated February 27, 1998, NBD sold and assigned to its affiliate First Chicago, and First Chicago purchased and assumed from its affiliate NBD, NBD's interest in and to NBD's rights and obligations under the Loan Agreement; and

     WHEREAS, pursuant to the Loan Agreement the Banks agreed to provide revolving loans to the Borrowers of up to Sixty-Four Million Five Hundred Sixty-One Thousand Six Hundred Forty-Four Dollars ($64,561,644); and

     WHEREAS, the Borrowers have requested an increase in the amount of revolving loans available under the Loan Agreement to Seventy Million Dollars ($70,000,000) and to extend
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the Revolving Credit Maturity Date, which is now September 8, 2000, and the
Banks have agreed to such request, subject to the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties mutually agree as follows:

1.   Amendment to Section 1.2 of the Loan Agreement.  Section 1.2 of the Loan
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  Agreement is amended as follows:

  a. The term "Banks" is hereby amended to have the meaning ascribed thereto in the Preamble to this Amendment No. 6.

  b. The amounts of the revolving credit commitments of the Banks set forth in the definition of "Revolving Credit Commitments" are deleted and
                           ----------------------------
     replaced with the following: (i) Twenty Five Million Two Hundred Thousand Dollars ($25,200,000), in the case of UMB; (ii) Twenty Two Million Four Hundred Thousand Dollars ($22,400,000), in the case of Harris; and (iii) Twenty Two Million Four Hundred Thousand Dollars ($22,400,000), in the case of First Chicago.

  c. The term "Revolving Credit Maturity Date" is revised to mean September 9, 2001, or as otherwise extended, if extended.

  d.      The following defined term is inserted:

     "First Chicago" shall have the meaning ascribed thereto in the Preamble to
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this Amendment No. 6.

2.   Substitution.The Loan Agreement is further amended by substituting the
     ------------
  term "First Chicago" for the term "NBD" in each place in which the latter term appears.

3.   Condition Precedent.  For and in consideration of the Banks' agreement
     -------------------
  to increase the amount of the Revolving Credit Commitments, and as a condition precedent thereto, Borrowers agree to reimburse Agent for its reasonable legal fees and expenses related to this Amendment No. 6 and to pay Banks a fee of Twenty Thousand Three Hundred Ninety Four and 00/100 Dollars ($20,394.00), receipt of which is hereby acknowledged, such fee to be shared equally by Harris and First Chicago.

4.   Restatement of Section 12.8 of the Loan Agreement.  Borrowers expressly
     -------------------------------------------------
  restate and affirm the provision of Section 12.8 of the Loan Agreement.

5.   Adjustment of Banks' Pro Rata Share.  Borrowers, Banks and Agent agree
     -----------------------------------
  and acknowledge that by reason of the amendment set forth in Paragraph 1.b hereof, each Bank's "Pro Rata Share," as that term is defined in Section 1.2 of the Agreement, has been changed. More particularly, the"Pro Rata Share" of UMB has decreased from Forty Percent (40%) to Thirty Six Percent (36%) while the "Pro Rata Share" of each of Harris and First Chicago has increased from Thirty Percent (30%) to Thirty Two Percent (32%).
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6.   Fourth Amended and Restated Master Credit Revolving Note.  Borrowers
     --------------------------------------------------------
  agree to execute and deliver to each of the Banks a Fourth Amended and Restated Master Revolving Credit Note ("Fourth Amended Note") in the form of Exhibit C attached hereto and incorporated herein by reference payable to each of the Banks in accordance with the amount of their respective Revolving Credit Commitment as amended hereunder. Following the execution and delivery of the Fourth Amended Note to each Bank, each Fourth Amended Note shall evidence all of Borrowers' indebtedness to the Bank to which it is payable, and each Bank shall then mark the Third Amended Note held by it "Modified pursuant to that certain Fourth Amended and Restated Master Revolving Credit Note, dated [the date hereof]" and return such Third Amended Note to Borrowers. Exhibit C to the Loan Agreement is deleted and replaced in its entirety by Exhibit C hereto.

7.   No Other Modifications.  Except as hereby modified and amended, all of
     ----------------------
  the terms, conditions and covenants contained in the Loan Agreement shall remain in full force and effect.

8.   Representations and Warranties.  The Borrowers hereby represent and
     ------------------------------
  warrant that:

     a. The representations and warranties contained in the Loan Agreement and in each certificate or document furnished by the Borrowers and delivered therewith are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof;

     b. No Event of Default, and to the Borrowers' knowledge no event which with the passage of time or the giving of notice or both could become an Event of Default, exists on the date hereof, and no offsets or defenses exist against their obligations under the Loan Agreement or the documents delivered in connection therewith;

     c. This Amendment has been duly authorized, executed and delivered so as to constitute the legal, valid and binding obligation of the Borrowers, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor's rights generally and general principles of equity;

     d. The execution, delivery and performance of this Amendment will not violate any applicable provision of law or judgment, order or regulation of any court or of any public or governmental agency or authority nor conflict with or constitute a breach of or a default under any instrument to which the Borrowers are a party or by which the Borrowers' or the Borrower's properties is bound nor result in the creation of any lien, charge or encumbrance upon any assets of the Borrowers.

9.   Miscellaneous.
     -------------

     a.   The laws of the State of Missouri shall govern this Amendment.
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     b.   This Amendment shall be binding on the parties hereto and their respective successors and assigns, and shall inure to the benefits of the parties hereto.

     c. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute but one agreement and any of the parties hereto may execute this Amendment by signing any such counterpart.

     d. Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

     e. Capitalized terms used herein and not specifically herein defined shall have the meanings ascribed in the Loan Agreement.

10.  Statutory Statement.  (Mo. Rev. Stat. (S) 432.045)
     -------------------

          ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING PAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT BORROWERS AND BANKS FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING AND THE DOCUMENTS REFERRED TO HEREIN, WHICH ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

     IN WITNESS WHEREOF, the Borrowers, the Banks and the Agent have caused this Amendment No. 6 to be executed by their respective officers duly authorized as of the dates written beside their respective names below.

DATE: 6-29-98                           UNITOG COMPANY


                                        By: /s/ J. Craig Peterson
                                                Name: J. Craig Peterson
                                                Title: Chief Financial Officer

DATE: 6-29-98                           UNITOG RENTAL SERVICES, INC.


                                        By: /s/ J. Craig Peterson
                                                Name: J. Craig Peterson
                                                Title: Chief Financial Officer
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DATE: June 29, 1998                         UMB BANK, n.a.
                                            Individually and as Agent


                                            By: /s/ David A. Proffitt
                                                    Name: David A. Proffitt
                                                    Title: Sr. V.P.

DATE: 6-29-98                           THE FIRST NATIONAL BANK OF CHICAGO


                                            By: /s/ William J. Oleferchik
                                                    Name: William J. Oleferchik
                                                    Title: Vice President

DATE: 6/30/98                               HARRIS TRUST AND SAVINGS BANK


                                            By: /s/ Len E. Meyer
                                                    Name: Len E. Meyer
                                                    Title: Vice President